                                                                    Exhibit 10.1

                      PROPOSAL/MEMORANDUM OF UNDERSTANDING

July 27, 2005

Daniel G. Hayes
President and CEO
Enclaves Group Inc.
1 Odell Plaza
Yonkers, New York 10701

RE: MEDIA CAMPAIGN FOR ENCLAVES GROUP INC.

Global  Media  Fund,  LLC (GMF) is pleased to present  this offer to produce and distribute a total of Three  Million  Dollars  ($3,000,000)  worth of nationally syndicated  newspaper  features and/or  nationally  syndicated radio features on
behalf  of  Enclaves  Group  Inc.   (Enclaves),   using  the  industry  standard
advertising  rates currently  utilized by GMF,  Enclaves will have the option to choose at its discretion the balance of print and radio media features.  GMF has summarized some expected  exposure values in the paragraphs  below assuming that
Enclaves  chooses to utilize only print features.  These exposure values are not guaranteed  numbers,  but are based upon current average results  displayed over the selected time frame for illustrative  purposes.  They do not factor in media campaign  ramp up times,  or the fact that the features  will continue to run or play for up to two years after the last feature is distributed.

COMMENCEMENT OF CAMPAIGN
GMF will coordinate the media campaign with the Marketing  Director of Enclaves, who will review and approve copy and  materials for  distribution.  GMF will not commence the media campaign  hereunder  unless and until  Enclaves  produces the initial marketing and press materials and delivers them to GMF for distribution.
The Parties  understand  that  payment by the  Restricted  Shares  will  require establishment  of an  appropriate  Market  Price  to  support  the  cost  of the campaign,  which will not occur until the SB-2  registration is complete and the
Restricted  Shares are registrable.  Enclaves will notify GMF promptly after the
Restricted  Shares can be issued  after  determination  of the Market  Value (as described below).

NEWSPAPER FEATURES
The newspaper  features will be  specifically  about Enclaves and distributed to
10,250 daily and weekly newspapers,  news, and wire services.  Our services will include:  story  consultation  and development,  writing and editing,  printing, delivery,  clippings and readership  reports  including  comparable  advertising space value reports. Enclaves will have final approval on all copy.

Your features will be distributed on computer disks,  by direct  electronic feed and in a hard  copy  cameraready  format.  GMF  will  deliver  clipping  reports beginning  ten (10) weeks after media pick up; these reports will continue to be sent on a monthly basis for one (1) calendar  year from  delivery  (date feature was distributed).

NEWSPAPER DISTRIBUTION GUARANTEE. Although public relations placement is subject to individual editorial  discretion,  GMF offers the following  guarantee:  each print feature must receive  placements in at least one hundred (100)  newspapers
(we currently  average 648  placements  per feature).  If the  placements do not total 100 within a six (6) month  period of your  sign-off on the  feature,  GMF will  re-write  and/or  re-distribute  that  feature at no cost to you until the guaranteed minimum of 100 is obtained.

EXPECTED  PRINT  EXPOSURE.  Assuming  that  Enclaves  chooses  to run all  print features in a twelve (12) month time frame,  the print  features  would reach an estimated  audience of Eighty Five  Million Five Hundred and Thirty Six Thousand
(85,536,000) readers per month for twelve (12) months.

GMF-Enclaves Group Inc.          Page 1 of 5                             7/27/05
Media Agreement

RADIO FEATURES The radio features will be nationally  syndicated  radio features specifically  about your  company.  Your  features  will be written by media and radio professionals, read by radio professionals,  produced on a CD-ROM and sent to over 6,000 radio stations around the country. In addition to the CD, a script of your public service  message is  distributed as well, so that  announcers can
"localize" the material.

Radio  Features  consist of two 30-second  scripts under one heading  written to your approval. You will have final approval on all radio features. Enclaves will own all materials produced for it under this agreement, including the CD-ROM and scripts.  GMF will deliver  radio  exposure  reports on a monthly  basis for the duration of the media  campaign  that details each radio station that played the feature.  These  releases are  guaranteed  (see "Radio  Distribution  Guarantee"
below) to be played on at least Four Hundred (400) radio stations.

RADIO DISTRIBUTION GUARANTEE.  Although public relations placement is subject to individual editorial discretion,  GMF offers the following guarantee: each radio feature must receive  placements in at least Four Hundred (400) radio  stations.
If the  placements do not total Four Hundred (400) within a Six (6) month period of your sign-off on the feature,  GMF will re-write  and/or  re-distribute  that feature at no cost to you until the guaranteed  minimum of Four Hundred (400) is obtained.

COST OF MEDIA CAMPAIGN
The total  all-inclusive  cost for this media campaign will be Two Hundred Fifty
Thousand Dollars ($250,000). Payment will be in the form of shares of restricted common  stock of Enclaves  (the  "Restricted  Shares").  The  restricted  shares portion of this  Memorandum of  Understanding  ("MOU") shall be paid as follows:
One Hundred Fifty  Thousand  Dollars  ($150,000) in shares of restricted  common stock of  Enclaves  to be paid as  provided  below.  The  number of shares to be issued as payment for this $150,000  shall be calculated  using the Market Price defined below.

The  number of  shares of  restricted  stock to be  issued  as  payment  for the remaining balance of $100,000 shall be calculated using the Market Price defined below and paid as  follows:  Twenty Five  Thousand  Dollars  ($25,000)  worth of
Restricted  stock Shares to be issued on the first day of the month for four (4)
consecutive calendar months after GMF commences  performance  hereunder,  but no later than December 1, 2005.

The  restricted  stock  shall be  governed by the  "Restricted  Stock  Terms" as outlined herein. Fulfillment of this Memorandum of Understanding (MOU) by GMF is conditional  on the receipt of all payments  owed in the  specified  time frame.
Failure to pay as agreed  may  trigger a default  as per the  included  "Default
Provisions.".

RESTRICTED STOCK TERMS

     The  initial  shares of  Restricted  Shares of Common  Stock  specified  as payment are to be issued  within ten (10) days from the  execution  of this
     MOU;  provided  that  Enclaves  shall  include  the  entire  amount  of the
     Restricted  Shares referred to above in its current SB-2  registration  for its  Standby  Equity  Distribution  Agreement  facility  and the  number of
     Restricted  Shares to be issued  shall be  determined  by the Market  Price described below. All the Restricted  Shares of common stock shall be issued as provided above and as of the Effective Date.

     Restricted Stock Valuation (Market Price)
     For the  purposes of this MOU, the Market  Price of the  Restricted  Shares shall be determined  upon the completion of the SB-2 filing (subject to SEC comment and acceptance)  (the "Effective  Date") and shall be calculated as ninety percent (90%) of the arithmetic average of the closing price of the

GMF-Enclaves Group Inc.          Page 2 of 5                             7/27/05
Media Agreement

     Common  Stock  for  Enclaves  for the five  (5)  trading  days  immediately preceding  the stock  issuance  date,  as reported  daily by the  principal national or regional  stock  exchange on which the common  stock is listed.
     The total number of restricted  shares to be issued to GMF for each payment due shall be calculated by dividing the amount due by the Market Price.  If any events  that might  adversely  affect the Market  Price,  such as stock adjustments or registration statements being filed, are planned or known to be occurring within 45 days of any payment due dates,  then the appropriate adjustments  shall be made to the  payments  paid to GMF to  reflect  these changes.  GMF shall be  notified  in  writing of such  adjustments  and any expected or actual payment delays.

     Registration Provisions.
     The Restricted  Shares issued to GMF under this MOU shall be subject to the following registration provisions:
          Enclaves grants to GMF piggyback  registration  rights with respect to all  Restricted  Shares  mentioned  in this MOU.  Enclaves  shall give prompt  written  notice to GMF of any intended  registration  and will automatically  include GMF's  Restricted  Shares in such  registration unless  notified to the  contrary  by GMF. In the event that  Enclaves does not register the Restricted Shares as required in this MOU, or if the  Restricted  Shares are eligible for sale pursuant to Rule 144 and
          Enclaves  does not  provide  all  required  documents  such as counsel opinion letter to remove stock restrictions within one week of written request from GMF,  Enclaves shall pay GMF, as liquidated  damages,  an amount equal to five percent (5%) of the total value of this MOU, such payment  shall be made no later  than the  first  business  day of the following calendar month and Enclaves furthermore agrees to accept and represent to Enclaves's  transfer  agent as valid,  an opinion  letter from GMF's  counsel  regarding  restricted  stock status.  Note:  This
          Agreement  contemplates  the  Restricted  Shares being included in the initial  registration  by Enclaves  through the SB-2 filing  described above.

DEFAULT PROVISIONS

Any default by Enclaves in the payment of any amount when due under this MOU, or any failure to timely review and approve media supplied by GMF for review, after notice and opportunity  for Enclaves to cure,  shall entitle GMF to place a hold on all work  specified  in this MOU, at its sole option,  to terminate  this MOU upon Thirty (30) days written notice.  No media  advertising will be distributed until  commencement is requested by Enclaves and unless all payments outlined in this MOU have been received by GMF in the time frame specified.

Enclaves has the right to cancel this MOU with Thirty (30) days written  notice, and if such  right  is  utilized  will  not be  responsible  for any  additional payments  owed under this MOU. Upon the event of such  cancellation  by Enclaves all payments paid to date of  cancellation  shall not be subject to refund.  GMF shall not be in default as a result of any delays in services  that are directly or indirectly the result of actions of Enclaves,  or failure to act on the parts of Enclaves,  such as failure to approve copy submitted by GMF for  distribution in a reasonable yet timely manner,  or failure to consistently  provide GMF with material for media development on at least a monthly basis.

This Agreement will be governed,  construed and enforced in accordance  with and governed by the laws of the state of Virginia, county of Fairfax,  applicable to agreements made and to be performed in such  jurisdiction  without  reference to conflicts  of law  principles.  The Parties  irrevocably  consent that any legal action  or  proceeding  against  them  under,  arising  out of or in any  manner relating  to this  Agreement  or any other  agreement,  document  or  instrument arising out of or executed in connection with this Agreement may be brought only in a court with  jurisdiction  located  in, or the  federal  district  court the district  of which  includes  Fairfax  County,  Virginia  and the  Parties  each irrevocably consent to that venue and to the personal jurisdiction thereof.

GMF-Enclaves Group Inc.          Page 3 of 5                             7/27/05
Media Agreement

The offer  contained in this MOU  supersedes  any previous  offers  submitted to
Enclaves  and is valid for a period of 14 days from the date in the  footnote at the bottom of the page.  Please  indicate your acceptance of this MOU by signing below,  and then please fax the  original,  followed by mailing of two  executed copies,  at your earliest  convenience to: Don L Rose,  President,  Global Media
Fund,  LLC,  2841  Hartland  Road,  Suite  301,  Falls  Church,  VA  22043;  Ph:
631/791-5126, Fax: 631/389-2367.

GMF-Enclaves Group Inc.          Page 4 of 5                             7/27/05
Media Agreement

SIGNATURE PAGE

Agreed and Accepted:

Enclaves Group Inc.                          /s/ Daniel G. Hayes
                                             -----------------------------
                                             Daniel G. Hayes, President

Date August 9, 2005
     -----------------------

Agreed and Accepted:                         /s/ Don L. Rose
                                             ------------------------------
Global Media Fund, LLC                       Signature

Date    7/28/05
     --------------------------

GMF-Enclaves Group Inc.          Page 5 of 5                             7/27/05
Media Agreement